Exhibit 3.1 (ii)

                FILED
     IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
       STATE OF NEVADA

           JUL 29  1998

No.    C13820-98

DEAN HELLER, SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                   Filed by:



                            WHITE DOVE SYSTEMS, INC.
                               Name of Corporation


         We, the undersigned                LORETTA A. INGLISH, President

BART W. ANDRE, Secretary           of WHITE DOVE SYSTEMS, INC.

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened,

held on the 1st day of May,  1998,  adopted a  resolution  to amend the original articles as follows:


     Article FOURTH is hereby amended to read as follows:

          "FOURTH. That the total number of shares of stock which the Corporation shall have authority to issue is Twenty Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as herein above set forth, each one (1) outstanding shares is split, reconstituted and converted into one hundred (100) shares."


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The number of shares of the  corporation  outstanding and entitled to vote on an amendment to the Articles of Incorporation is 18,600 voting in favor; that the said change (s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                           /s/ Loretta A. Inglish

                                           President or Vice President

                                           LORETTA A. INGLISH


                                           /s/ Bart W. Andre

                                           Secretary or Assistant Secretary

                                           BART W. ANDRE


State of NEVADA

County of Clark

On July, 1998, personally appeared before me, a Notary Public, Loretta A. Inglish, Bart W. Andre who acknowledged that they executed the above instrument.

                                                          /s/ Felicia Nilson
                                                         Signature of Notary

Notary Seal of Felicia Nilson


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